Alexander & Alexander Services Inc.
					1211 Avenue of the Americas
					New York, N.Y. 10036
					Telephone 212 840-8500
					Fax       212 869-7535




                                            March 16, 1994



          Mr. Tinsley H. Irvin
          8 Deer Park Court
          Greenwich, CT  06830


             Transition Employment, Retirement and Consulting Agreement
             ----------------------------------------------------------


          Dear Tinsley:

                   This letter sets forth the understandings and agreements between you and Alexander & Alexander Services Inc. (the "Company") with regard to your resignation from the
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          positions of Chairman of the Board of Directors of the Company
          (the "Board") and Chairman of the Executive Committee of the
                -----
          Board as of January 14, 1994 (the "Resignation Date"); your
                                             ----------------
          continuing service during a transition period as a director of the Company at least until the 1994 annual meeting of shareholders (the "1994 Shareholders Meeting") and your
                             -------------------------
          continuing employment as Chief Executive Officer of the Company through the earlier of March 31, 1994 or the appointment of a successor Chief Executive Officer (the "Transition Period");
                                                  -----------------
          retirement from the Company at the end of the Transition Period (the "Retirement Date"); and your services as a consultant to
                ---------------
          the Company for a period of three months following the Retirement Date (the "Consulting Period").
                                -----------------

                   1.  Resignation.  It is acknowledged and agreed that
                       ------------
          as of the Resignation Date you resigned from your positions as Chairman of the Board and as Chairman of the Executive







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          Committee.

                   2.  Transition Employment.  Following the Resignation
                       ----------------------
          Date, you shall continue to serve as a director of the Company at least until the 1994 Shareholders Meeting, and as Chief Executive Officer of the Company during the Transition Period. During the Transition Period your compensation and benefits shall continue as currently in effect.

                   3.  Retirement.  You and the Company agree that you
                       -----------
          shall voluntarily retire from your position as Chief Executive Officer of the Company, and as an officer or employee of the Company and its affiliates, as of the Retirement Date.

                   4.  Retirement Benefits.
                       --------------------

                   (a)  Retirement Plans.  Following the Retirement Date,
                        -----------------
          you shall be eligible for full unreduced retirement benefits under the Company's qualified pension plan and its Supplemental Executive Retirement Plan for Senior Management as of the Retirement Date. Those benefits shall be payable to you in accordance with the terms and provisions of such pension plans in effect on such date and in accordance with the resolution of the Compensation and Benefits Committee of the Company's Board of Directors dated December 18, 1988. The Company agrees to waive any right it may have to reduce pension benefits by the amount of income you may receive from future employment.

                   (b)  Severance Plans.  You shall be entitled to
                        ----------------
          severance benefits under the Company's Senior Executive
          Severance Plan (the "Severance Plan"), with certain
                               --------------
          modifications described below.

                        (i)  If you should choose Option B under the
              Severance Plan, the Company agrees that the lump sum payment under Option B will be based on 30 months' salary discounted at a rate of 7% to a present value.

                        (ii) The Company agrees to waive any right it may have to cause you to repay the severance benefit payments received under the Severance Plan on account of future employment.

                   (c)  Stock Options.  The Company agrees that all of
                        --------------
          your unvested options granted pursuant to the 1988 Long Term Incentive Compensation Plan and the 1982 Key Employee Stock Option Plan shall vest upon your retirement on the Retirement Date and that you will be entitled to exercise each stock option for a three-year period following the Retirement Date or, if shorter, until the expiration of the original term of the stock option.

                   (d)  Membership Fees.  The Company agrees to reimburse
                        ----------------







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          you for all membership fees and dues for your current country club memberships through the first anniversary of the 1994 Shareholders Meeting.

                   (e)  Company Car.  The Company agrees to determine
                        ------------
          your rights to the Company car in accordance with current Company policy.

                   (f)  Other Benefits.  In addition, you shall be
                        ---------------
          eligible to continue to participate in the Company's employee benefit plans, including, without limitation, health, dental and life insurance plans, during the Consulting Period and to be entitled to retiree benefits in accordance with current Company policy.

                   (g)  Continuation of Indemnification.  The Company
                        --------------------------------
          agrees that you shall continue to be defended in those cases in which you are currently a party, and shall otherwise continue to be eligible for defense and indemnification to the maximum extent permitted by and subject to the terms of, Maryland General Corporation Law, and otherwise to the full extent provided for in the Company's by-laws for current officers and directors, against any and all liabilities and expenses incurred by you in connection with your service as an employee, officer or director.

                   (h)  Use of Company Office.  The Company shall provide
                        ----------------------
          you with an office with access to office services in a branch office of the Company, as mutually agreed to by both parties.

                   5.  Consulting Services.  During the Consulting
                       --------------------
          Period, you agree to remain available to provide consulting services to the Board and to your successor as Chief Executive Officer. The consulting services shall be performed at such times as shall be reasonably agreed to by you and the Company. The Company agrees that you will not be required to make an onerous time commitment to such consulting duties and in no event more than 40 hours per month. During the Consulting Period, you shall not be an employee of the Company, but shall act in the capacity of an independent contractor. The Company may extend the Consulting Period by up to two additional three-month periods (the "Renewal Periods") at the election of
                                    ---------------
          the Company, but only with your consent in writing.

                   6.  Consulting Payments.
                       --------------------

                   (a) Subject to the provisions of this paragraph 6, in consideration of the consulting services rendered by you and available to be rendered by you in accordance with paragraph 5 above and your agreements and undertakings in paragraphs 7 through 12 inclusive below, the Company will pay you a consulting fee (the "Consulting Fee") for the Consulting Period
                               --------------
          (and for each additional three-month Renewal Period, if any) of $100,000, payable in equal monthly installments, plus reimbursement for all of your out-of-pocket expenses.

                   (b) If the Company determines that, following the start of the Consulting Period, you have breached in any material respect any of your covenants under paragraphs 7 through 13 inclusive below, then, as of the date of such breach, the Company shall have no further obligation to pay you any remaining unpaid installments of the Consulting Fee. Any such determination shall be made by the Company in good faith and subject to your having a reasonable period of time to cure any such alleged breach.

                   7.  Secrecy.  You shall hold in secrecy for the
                       --------
          Company all trade secrets and other confidential information relating to the Company's business and affairs that may come to your knowledge or have come to your knowledge while heretofore employed by the Company, including but not limited to, research projects, information about costs, profits, markets, sales, lists of customers and suppliers, and other information of a similar nature, and plans for future development, all to the extent not now, or hereafter, publicly available or disclosed.

                   8.  Reaffirmation of Covenants.  You hereby reaffirm
                       ---------------------------
          the ongoing application, validity, and enforceability of the various non-competition and non-solicitation agreements among yourself, the Company and certain subsidiaries of the Company.

                   9.  Return of Documents and Property.  You represent
                       ---------------------------------
          that you shall deliver to the Company as of the Retirement Date
          (a) any documents and materials containing trade secrets and other confidential information relating to the Company's business and affairs, and (b) any other documents, materials and other property belonging to the Company or its affiliated companies that were in your possession or control, except to the extent that they relate to this Agreement or your rights or obligations hereunder or referred to herein, or to any of your employee benefits.

                   10.  Announcements.  You and the Company shall
                        --------------
          mutually agree upon the content of any voluntary statements, whether oral or written, made by you or the Company to any third party or parties regarding your termination of employment, except that this paragraph shall not apply to any statements required to be made by reason of law, regulation, or any judicial or other similar proceeding or order. As to the latter statements, you and the Company shall mutually agree on the content to the extent possible under the circumstances.

                   11.  No Public Comment.  You agree to refrain from
                        ------------------
          making now or at any time in the future any derogatory comment concerning the Company or any current or former officers, directors or shareholders of the Company; or any comment inconsistent with the provisions of paragraph 10 hereof. The Company agrees to refrain from making now or at any time in the future any derogatory comment about you, or any comment inconsistent with the provisions of paragraph 10.

                   12.  Continued Cooperation.  You shall cooperate with
                        ----------------------
          the Company in connection with all pending or future investigations or inquiries by any state, federal or local entity, directly or indirectly relating to the Company, such cooperation to include all reasonable assistance that the Company determines is necessary, including but not limited to meeting or consulting with the Company, and its counsel and their designees, reviewing documents, analyzing facts and appearing or testifying as a witness or interviewee or otherwise. Except as required by law, judicial order or other lawful process, you will not cooperate or communicate in any other way with any party or witness or their counsel or designees who are adverse to the Company regarding any matter which is adverse to the Company without the express written consent of the Company. You will advise the Company reasonably promptly if you are contacted by any firm, corporation, association or other entity in connection with the business of the Company. The Company will reimburse you for the costs and expenses you reasonably incur in cooperating pursuant to this paragraph 12, including, but not limited to, the costs and expenses of counsel of your choice.

                   13.  Confidentiality.  Except as required by law,
                        ----------------
          judicial order, or other lawful process, and except to the extent that the Company discloses the same, you agree to keep confidential and not disclose, directly or indirectly, to any person, firm, corporation, association, or other entity, except family and professional advisors, the terms of this Agreement.

                   14.  Full Satisfaction; General Release.  You agree
                        -----------------------------------
          that the payments described in this Agreement shall be in full satisfaction of any and all claims for payment that you may have against the Company or its affiliates arising out of your employment relationship, your status as a director and officer of the Company and the termination of your employment arrangement and the termination of your status as an officer and director of the Company (excluding claims that arise out of a claimed breach of this Agreement or obligations that survive this Agreement). In addition, in consideration of the agreements set forth herein, you release and waive all claims, causes of action or the like (regardless of whether or not known at present), excluding claims that arise out of a claimed breach of the terms of this Agreement that you may have against the Company, and in the case of the Company, its successors, or its shareholders, directors, officers, agents, employees or anyone connected with it, regarding all matters arising from events occurring prior to the date hereof relating to your service as an employee, director and officer of the Company and severance of such relationships with the Company, including, without limitation, all claims related to the payment of compensation and benefits and all claims arising under any







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          Federal or state statute or regulation.

                   In consideration for the release you are giving to the Company under this paragraph 14, the Company releases and waives all claims, causes of action or the like (regardless of whether or not known at present), excluding claims that arise out of a claimed breach of the terms of this Agreement, that the Company may have against you, or your heirs, executors, administrators or personal representatives, regarding all matters relating to your service as an employee, director and officer of the Company, and the termination of such relationships with the Company and that arise from events occurring prior to the date hereof, but excluding claims arising from acts of fraud or dishonesty by you during the course of your employment. Nothing contained in this paragraph shall modify or affect those non-solicitation or non-competition agreements referenced in paragraph 8 above.

                   15.  Specific Release of ADEA Claims.  In recognition
                        --------------------------------
          of the consideration cited above, you hereby release and forever discharge the Company and its affiliates from any and all claims, actions and causes of action that you may have as of the date you sign this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA") which may be based in whole or in part on age
            ----
          discrimination.

                   16.  Representations.  By signing this Agreement, you
                        ----------------
          acknowledge the following:

                    a.  Consultation with Attorney.  You were advised by
                        ---------------------------
              the Company in connection with this employment termination that you have the right to consult with an attorney of your choice prior to signing this Agreement, and you have, in fact, consulted with an attorney in the negotiation and execution of this Agreement.

                    b.  Period to Consider.  You were given a period of
                        -------------------
              not less than twenty-one (21) days to consider the terms of the Agreement.

                    c.  Payments.  The payments and other benefits
                        ---------
              provided to you under paragraph 4 hereof are in excess of the aggregate amount of any payments or other benefits which you have a legal right to receive in connection with your termination from employment with the Company.

                   17.  Governing Law.  This Agreement shall be governed
                        --------------
          by, and construed in accordance with, the laws of the State of New York (excluding the conflict of laws rules which require application of any other law).

                   18.  Revocation.  This Agreement may be revoked by you
                        -----------







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          within the seven-day period commencing on the date you sign this Agreement (the "Revocation Period") in accordance with the
                               -----------------
          requirements of ADEA as amended by the Older Workers Benefit Protection Act of 1990. In the event of any such revocation by you, all obligations of the Company under this Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by you shall be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period.

                   19.  Counterparts.  This Agreement may be executed in
                        -------------
          counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                   20.  Complete Agreement.  This Agreement constitutes
                        -------------------
          the entire agreement between the parties concerning the subject matter hereof. This Agreement has been submitted to the scrutiny of, and has been negotiated by, the parties hereto and their counsel, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

                   21.  Succession.  This Agreement, and each provision
                        -----------
          herein, shall be binding on and inure to the benefit of you and the Company and our respective heirs, executors, administrators, legal representatives, successors and assigns.

                   Your signature on the line below constitutes your agreement with each provision contained herein and upon such signature, this shall be a valid and binding agreement between us.


                             ALEXANDER & ALEXANDER SERVICES INC.




                             BY:
                                --------------------------------------
                                Name:
                                Title:
                                                       Duly authorized


          ACCEPTED AND AGREED:




          --------------------
          Tinsley H. Irvin